EMPLOYEE INVESTMENT PLAN OF
                               LEVI STRAUSS & CO.

                                   AMENDMENTS


         WHEREAS, LEVI STRAUSS & CO. ("LS&CO.") maintains the Employee Investment Plan of Levi Strauss & Co. (the "EIP"); and

         WHEREAS, Section 18 of the EIP provides that LS&CO. may amend the EIP at any time and for any reason; and

         WHEREAS, LS&CO. desires to amend the EIP to permit all highly compensated employees to participate in the EIP effective January 1, 2001; and

         WHEREAS, because all highly compensated employees will become eligible to participate in the EIP effective January 1, 2001, LS&CO. desires to amend the EIP effective January 1, 2001 to exclude certain compensation from being taken into account for deferral purposes;

         WHEREAS, LS&CO. desires to amend the EIP effective January 1, 2001 to increase the percentage of pre-tax and post-tax contributions of non-highly compensated members from ten percent of their compensation to fifteen percent; and

         WHEREAS, LS&CO. desires to amend the EIP effective January 1, 2001 to limit the total contributions a member can make in any plan year to ten percent of the compensation limit under section 401(a)(17) of the Internal Revenue Code; and

         WHEREAS, LS&CO. desires to amend the EIP to reflect various administrative changes, such as granting the Investment Committee full discretion to select investment funds offered under the EIP, changing the default investment option in the event a member fails to file a proper investment direction, and changing the procedure relating to how undeliverable checks are reinvested; and

         WHEREAS, LS&CO. desires to amend the EIP effective April 3, 2000 to clarify that, similar to newly hired employees, the one year of service requirement with respect to eligibility to participate was eliminated for rehired and transferred employees; and

         WHEREAS, by resolutions duly adopted on June 22, 2000, the Board of Directors of LS&CO. authorized Philip A. Marineau, President and Chief Executive Officer, to take certain actions with respect to the EIP and to further delegate the authority to take certain actions with respect to the EIP; and

         WHEREAS, on June 22, 2000, Philip A. Marineau delegated to any Senior Vice President, Human Resources, including Fred D. Paulenich, Senior Vice President of Worldwide

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Human  Resources,  the authority to take certain actions with respect to the EIP and such delegation has not been amended, rescinded or superseded as of the date hereof; and

         WHEREAS, the amendments herein are within the delegated authority of Fred D. Paulenich;

         NOW THEREFORE, effective as of the dates set forth herein, LS&CO. amends the EIP as follows:

1. Effective as of January 1, 2001, the second sentence of Section 2.14 of the EIP is hereby amended by deleting the phrase ", and amounts deferred under the Company's Deferred Compensation Plan for executives."

2. Effective as of January 1, 2001, paragraph (l) of Section 2.17 of the EIP is hereby amended in its entirety to read as follows:

                           "(l) A Highly Compensated Employee, with respect to the eligibility to make Member Contributions or receive an allocation of Matching Contributions, Nonelective Contributions, Profit Sharing Contributions and Forfeitures only, except as other provided under
         Section 3.5(b)."

3. Effective as of April 3, 2000, Section 3.2 of the EIP is hereby amended in its entirety to read as follows:

                  "3.2 REHIRED AND TRANSFERRED EMPLOYEES. Effective as of April 3, 2000, a former Employee who is rehired will be eligible to begin or resume membership in the Plan on the first Membership Date coincident with or next following the date he or she attains or returns to the status of an Employee. Prior to April 3, 2000, a former Employee who is rehired will be eligible to begin or resume membership in the Plan on the first Membership Date coinciding with or next following the date he or she attains or returns to the status of an Employee and has completed a Year of Service. Effective as of April 3, 2000, if an employee of the Company or an Affiliated Company transfers employment either to the Company or to another employment classification and as a result qualifies as an Employee, then such Employee will begin membership in the Plan on the first Membership Date coincident with or next following the date he or she attains the status of an Employee. Prior to April 3, 2000, if an employee of the Company or an Affiliated Company transfers employment either to the Company or to another employment classification and as a result qualifies as an Employee, then such Employee will begin membership in the Plan on the first Membership Date coincident with or next following the date he or she attains the status of an Employee and has completed a Year of Service."

4. Effective as of January 1, 2001, Section 2.23 of the EIP is hereby amended by adding the following before the last paragraph thereof:

                  "Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1996, the term Highly Compensated Employee means any Employee who:

                           (c) Was a five percent (5%) owner of the Company or an Affiliated Company (as defined in section 416(i)(1) of the Code) at any time during the Plan Year or the preceding Plan Year; or

                           (d) For the preceding Plan Year received 'compensation' (as defined below) from the Company or an Affiliated Company in excess of eighty thousand dollars ($80,000), as adjusted under Regulations or rulings issued by the IRS."

5. Effective as of January 1, 2001, the EIP is hereby amended by deleting Appendix E in its entirety.

6. Effective as of January 1, 2001, paragraph (b) of Section 3.5 of the EIP is hereby amended in its entirety to read as follows:

                           "(b) Eligible Highly Compensated Employees. Notwithstanding Section 3.5(a), a Highly Compensated Employee who satisfies the eligibility requirements of Section 3.1 may participate in the Plan for all or a portion of a Plan Year as a Member provided that he or she is included in an eligible category of Highly Compensated Employees described in paragraphs (b)(i) or (b)(ii), below:

                                    (i) For any Plan Year ending in or after the
                  1996 calendar year, Highly Compensated Employees whose compensation (as determined pursuant to Section 2.23) for the prior Plan Year did not exceed ninety five thousand dollars ($95,000); or

                                   (ii) Effective as of January 1, 2001, all
                  Highly Compensated Employees."

7. Effective as of January 1, 2001, Section 4.1 of the EIP is hereby amended in its entirety to read as follows:

                  "4.1 ELECTION TO MAKE CONTRIBUTIONS. A Member whose membership
                       ------------------------------
         is not suspended under Sections 3.3 or 3.5 may elect, as of the first day of any pay period in any month, to begin making Member Contributions to the Plan in one percent (1%) increments of his or her Compensation, without regard to the compensation limit under section 401(a)(17) of the Code, up to a maximum of ten percent (10%) (or effective as of January 1, 2001, fifteen percent (15%) with respect to those Members who are not Highly Compensated Employees). The Member may elect to make such Member Contributions either as Pre-Tax Contributions, Post-Tax Contributions, or any combination thereof. A Member's election to make Pre-Tax Contributions will constitute an election (for federal tax purposes and, wherever permitted, for state and local tax purposes) to have his or her taxable Compensation reduced by the amount of all Pre-Tax Contributions."

8. Effective as of January 1, 2001, Section 4.2 of the EIP is hereby amended in its entirety to read as follows:

                  "4.2 MAXIMUM PRE-TAX  CONTRIBUTIONS AND MEMBER  CONTRIBUTIONS.
                       --------------------------------------------------------
         The sum of a Member's Pre-Tax Contributions to the Plan for any calendar year and the portion of the Member's Profit Sharing Contribution which the Member could have received in cash during such calendar year (if the Member does not elect to receive such portion under Section 6.2) will not exceed seven thousand dollars ($7,000), as adjusted from time to time under section 402(g)(5) of the Code for cost of living adjustments. If any Member's Pre-Tax Contributions are affected by this limitation, the Member will continue to make such contributions as Post-Tax Contributions to the Plan unless such Member elects to suspend such contributions as provided in Section 4.3. Notwithstanding any provision in the Plan to the contrary, effective as of January 1, 2001, the sum of a Member's Pre-Tax Contributions and Post-Tax Contributions for any Plan Year and the portion of the Member's Profit Sharing Contribution which the Member could have received in cash during such Plan Year (if the Member does not elect to receive such portion under Section 6.2) will not exceed ten percent (10%) of the compensation limit for such Plan Year under section 401(a)(17) of the Code, as adjusted from time to time under section 401(a)(17) of the Code for cost of living adjustments."

9. Effective as of January 1, 2001, Section 4.3 of the EIP is hereby amended in its entirety to read as follows:

                  "4.3 CHANGE OR SUSPENSION OF  CONTRIBUTIONS.  A Member, at any
                       --------------------------------------
         time, may change the rate of his or her Member Contributions within the percentage limitation described in Section 4.1 or may change the nature of such Member Contributions as Pre-Tax Contributions or Post-Tax Contributions by filing the prescribed form with the Administrative
         Committee, or by utilizing such other notification procedure as is prescribed by the Administrative Committee. A Member may suspend all Member Contributions by filing the prescribed form with the Administrative Committee, or by utilizing such other notification procedure as is prescribed by the Administrative Committee. Such changes in rate or nature of Member Contributions or suspension of Member Contributions will become effective as soon as reasonably practicable after the date the form is filed with or notice is received by the Administrative Committee. Notwithstanding the foregoing, effective January 1, 2001, with respect to a Member who transfers from the status of a Highly Compensated Employee to a non-Highly Compensated Employee at the end of a Plan Year, such Member may elect to increase his or her Member Contributions for the following Plan Year up to fifteen percent (15%) of his or her Compensation, without regard to the compensation limit under section 401(a)(17), with such increase in the Member Contributions becoming effective with the pay period beginning as soon as reasonably practicable following the end of such Plan Year. Further, effective January 1, 2001, with respect to a Member who transfers from the status of a non-Highly Compensated Employee to a Highly Compensated Employee at the end of a Plan Year, such Member's prior election will automatically be decreased (beginning with such Member's Post-Tax Contributions, if any) to ten percent (10%) of his or her Compensation, without regard to the compensation limit under section 401(a)(17), in the event that his or her election prior to becoming a Highly Compensated Employee was greater than ten percent (10%), with such decrease in the Member Contributions becoming effective with the pay period beginning as soon as reasonably practicable following the end of such Plan Year."

10. Effective as of January 1, 2001, the first paragraph of Section 5.1 of the EIP is hereby amended in its entirety to read as follows:

                  "5.1 MATCHING  CONTRIBUTIONS.  Except as provided  below,  for
                       -----------------------
         each period (an 'Accumulation Period') during a Plan Year, beginning with the pay period coinciding with or next following the day on which a Member completes a Year of Service, the Company will make a Matching Contribution to the Plan in an amount equal to fifty percent (50%) of such Member's Member Contributions for the Accumulation Period, provided that Member Contributions in excess of ten percent (10%) of such Member's Compensation, without regard to the compensation limit under section 401(a)(17) of the Code, shall not be matched. The Matching Contribution will be reduced by any amount which cannot be allocated to the Member because of the contribution limitation described in Section 12.1. The Board of Directors may determine in its sole discretion that:"

11. Effective as of the date this amendment is adopted, the EIP is hereby amended by deleting Appendix C in its entirety.

12. Effective as of the date this amendment is adopted, Section 7.1(a) of the EIP is hereby amended in its entirety to read as follows:

                           "(a) In General. All contributions to the Plan will be held by the Trustee for investment and reinvestment as part of the Trust Fund under the Trust Agreement. The Trust Fund will consist of
         Funds or other investment vehicles designated by the Investment Committee, as may be amended from time to time in the sole discretion of the Investment Committee."

13. Effective as of the date this amendment is adopted, the last two sentences of the first paragraph of Section 7.2 of the EIP are hereby amended to read as follows:

         "If the Member fails to file any investment directions, his or her share of any Profit Sharing Contribution allocated to his or her Profit Sharing 401(k) Account and Profit Sharing Regular Account, his or her Member Contributions, Matching Contributions, and Nonelective Contributions will be deposited in a Fund designated from time to time by the Investment Committee in its sole discretion."

14. Effective as of November 15, 1999, Section 11.9 of the EIP is hereby amended to read as follows:

                  "11.9 UNDELIVERABLE CHECKS. In the event that a Benefit cannot
                        --------------------
         be delivered, the Account of the Member (or Beneficiary, as applicable) shall be recredited with the amount of the Benefit which cannot be delivered. Such Benefit shall be reinvested in the Fidelity Retirement

         Money Market Fund (or such as the Investment Committee, in its sole discretion, determines is most similar to a money market fund with respect to its risk characteristics), except that the Benefit relating to any undeliverable check returned after November 15, 1999 shall be reinvested in the same Fund(s) from which it was withdrawn based on both the Member's (or Beneficiary's, if applicable) prior investment allocation percentage and the Funds(s) net asset value as of the applicable reinvestment date."

                                      * * *

         IN WITNESS WHEREOF, LS&CO. has caused this instrument to be executed by its duly authorized officer this _____ day of _______________________, 2000.



                              LEVI STRAUSS & CO.


                              --------------------------------------------
                              Fred D. Paulenich
                              Senior Vice President of Worldwide Human Resources